Exhibit 99.1

ATHLON ENERGY INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING, INCLUDING UNDERWRITERS’ OVERALLOTMENT OPTION

Fort Worth, TX (August 7, 2013) — Athlon Energy Inc. (NYSE: ATHL) (“Athlon”) announced today the closing of its previously announced public offering of 18,137,895 shares of common stock at $20.00 per share, which includes 2,348,421 shares purchased from the selling stockholders named in the registration statement pursuant to the exercise of the underwriters’ option to purchase additional shares.

The offering raised net proceeds to Athlon of approximately $293.4 million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $22.4 million, in the aggregate.  Athlon did not receive any proceeds from the sale of the shares by the selling stockholders.  Athlon intends to use the net proceeds from the offering to repay indebtedness, provide liquidity for use in its drilling program, and for general corporate purposes, including potential acquisitions.

Citigroup Global Markets Inc. and Goldman, Sachs & Co. acted as joint book-running managers for the offering.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, and Wells Fargo Securities, LLC also acted as book-running managers for the offering.

The offering of these securities was made only by means of a prospectus, copies of which may be obtained from:

Citigroup	Goldman, Sachs, & Co.
Attn: Prospectus Department	Attn: Prospectus Department
Brooklyn Army Terminal	200 West Street
140 58th Street, 8th Floor	New York, NY 10282
Brooklyn, NY 11220	Telephone: 1-866-471-2526
Telephone: 1-800-831–9146

About Athlon Energy

Athlon Energy is an independent exploration and production company focused on the acquisition, development, and exploitation of unconventional oil and liquids-rich natural gas reserves in the Permian Basin.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under the registrant’s name, “Athlon Energy Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Athlon’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of Athlon’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Athlon does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for Athlon to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Athlon’s initial public offering. The risk factors and other factors noted in the prospectus could cause Athlon’s actual results to differ materially from those contained in any forward-looking statement.

Contact Information:

Athlon Energy Inc.

Bob Reeves, 817-984-8200

President and Chief Executive Officer

or

William Butler

Chief Financial Officer, 817-984-8200

InvestorRelations@athlonenergy.com